UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2014

Xcerra Corporation

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	000-10761	04-2594045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 University Avenue, Norwood, MA	02062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-461-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 15, 2014, Xcerra Corporation (“Xcerra” or the “Company”) entered into a credit agreement (the “Credit Agreement”) with Everett Charles Technologies LLC, a wholly owned subsidiary of Xcerra (“ECT” and together with Xcerra, the “Borrowers”), Silicon Valley Bank, as lender, administrative agent and issuing lender (“SVB”), and the several lenders from time to time party thereto (the “Lenders”). The Credit Agreement provides for a senior secured credit facility, consisting of a term loan facility (the “Term Loan”), in favor of the Borrowers in the aggregate principal amount of $25,000,000 which was advanced to the Company on December 15, 2014 (the “Facility”).

All obligations under the Facility are secured by a first priority security interest in substantially all of the Borrowers’ existing and future assets, including a pledge of the stock or other equity interests of the Borrowers’ domestic subsidiaries and of any first tier foreign subsidiaries, provided that not more than 66% of the voting stock of any such foreign subsidiaries shall be required to be pledged.

The Credit Agreement requires that the Term Loan be repaid in quarterly installments, with 5% of the principal due the first year, 10% of principal due in each of the second and third years, 15% of principal due the fourth year, and a final payment of $15 million due on December 14, 2018 (the “Maturity Date”). The outstanding balance of the Term Loan may, at the Borrowers’ option, be prepaid at any time in whole or in part without premium or penalty, other than customary breakage costs, if any, subject to the terms and conditions of the Credit Agreement.

Borrowings made under the Facility bear interest, at a base rate plus a margin (such margin not to exceed a per annum rate of 1.75%) based on a ratio of consolidated senior debt to consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) (the “Leverage Ratio”), or at a LIBOR rate plus a margin (such margin not to exceed a per annum rate of 2.75%) based on the Leverage Ratio. The interest rate otherwise payable under the Facility will be subject to increase by 2.0% per annum during the continuance of a payment default and may be subject to increase by 2.0% per annum during the continuance of any other event of default. Certain customary fees and expenses are also payable in connection with the Facility.

The proceeds of the Term Loan were used to pay off outstanding indebtedness under our previous credit facility that was advanced to us pursuant to that certain credit agreement entered into on November 27, 2013 with ECT, SVB, as lender, administrative agent and issuing lender, and the lenders from time to time party thereo. As of December 15, 2014, no amounts remain outstanding under this previous credit facility.

The Credit Agreement contains customary affirmative and negative covenants, subject in certain cases to baskets and exceptions, including negative covenants with respect to indebtedness, liens, fundamental changes, dispositions, restricted payments, investments, ERISA matters, matters relating to subordinated debt, affiliate transactions, sale and leaseback transactions, swap agreements, accounting changes, negative pledge clauses, clauses restricting subsidiary distributions, lines of business, amendments to certain documents and use of proceeds. The Credit Agreement also contains customary reporting and other affirmative covenants. The Credit Agreement contains a consolidated fixed charge coverage ratio and a consolidated leverage ratio.

The obligations of Xcerra under the Facility may be accelerated upon the occurrence of an event of default under the Credit Agreement, which includes customary events of default, including payment defaults, the inaccuracy of representations or warranties, the failure to comply with covenants, ERISA defaults, judgment defaults, bankruptcy and insolvency defaults and cross defaults to material indebtedness.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of the Company held on December 18, 2014 (the “2014 Annual Meeting”), the Company’s shareholders voted on the proposals described below as follows:

1. The following nominees were elected to the Company’s Board of Directors to serve as Class I Directors for three-year terms expiring at the 2017 annual meeting of shareholders. The tabulation of the votes cast for each such nominee at the 2014 Annual Meeting is set forth below.

	For	Withheld	Broker Non-Votes
David G. Tacelli	40,697,005	1,998,997	6,839,061
Bruce R. Wright	39,668,850	3,027,119	6,839,061

Following the 2014 Annual Meeting, Roger W. Blethen and Roger J. Maggs, currently serving as Class II Directors and having three-year terms expiring at the 2015 annual meeting of shareholders, and Mark S. Ain and Jorge L. Titinger, currently serving as a Class III Directors and having a three-year term expiring at the 2016 annual meeting of shareholders, continued in office.

2. A non-binding, advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2013 Annual Meeting, including the disclosures under the heading “Compensation Discussion and Analysis,” the compensation tables, and any related materials included in such proxy statement was approved. The tabulation of the votes cast with respect to this proposal at the 2014 Annual Meeting is set forth below.

For:	29,828,770
Against:	11,912,793
Abstain:	954,439
Broker Non-Votes:	6,839,061

3. The appointment of BDO USA, LLP as the independent registered public accounting firm for the Company for the fiscal year ending July 31, 2015 was ratified. The tabulation of the votes cast with respect to this proposal at the 2014 Annual Meeting is set forth below.

For:	48,140,305
Against:	787,741
Abstain:	607,017

4. The approval of an amendment to the Company’s Restated Articles of Organization and By-laws, to implement majority voting for uncontested director elections, was approved. The tabulation of the votes cast with respect to this proposal at the 2014 Annual Meeting is set forth below.

For:	41,477,227
Against(1):	8,057,836

(1) Includes abstentions and “broker non-votes,” which had the effect of a vote against this proposal.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCERRA CORPORATION

Date: December 19, 2014	By:	/s/ Mark J. Gallenberger
Mark J. Gallenberger Sr. Vice President, Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated December 15, 2014, among the Registrant, Everett Charles Technologies LLC, the Several Lenders from time to time party thereto and Silicon Valley Bank as Administrative Agent, Issuing Bank and Lender.